Exhibit 99.1

FOR IMMEDIATE RELEASE

Jackson Announces Pricing of Depositary Shares Offering

LANSING, Mich. — March 6, 2023 — Jackson Financial Inc.1 (NYSE: JXN) (Jackson®) today announced the pricing of a $550 million offering of 22,000,000 depositary shares, each representing a 1/1,000th interest in a share of its Fixed-Rate Reset Noncumulative Perpetual Preferred Stock, Series A, $25,000 liquidation preference per share (equivalent to $25 per depositary share), with a 5-year call/dividend rate reset period and noncumulative dividends. The underwriters have the option to purchase up to an additional 2,000,000 depositary shares to cover over-allotments, if any. Jackson intends to list the Depositary Shares on the NYSE under the symbol “JXN PR A.” The offering is expected to close March 13, 2023, subject to customary closing conditions.

Jackson intends to use the net proceeds of the offering and cash on hand for the repayment of the $600 million outstanding principal amount of its senior notes maturing in November 2023. Pending that use, it may invest the proceeds in short-term, interest-bearing securities.

Wells Fargo Securities, BofA Securities, J.P. Morgan and Morgan Stanley are acting as joint book-running managers for the offering.

Jackson has filed an effective shelf-registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this press release relates. Before you invest, you should read the prospectus supplement and the accompanying prospectus relating to the depositary shares filed as a part of that shelf registration statement and other documents Jackson has filed with the SEC for more complete information about Jackson and the offering of depositary shares. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or upon request to Wells Fargo Securities, LLC toll-free at +1 (800) 645-3751; BofA Securities, Inc. toll-free at +1 (800) 294-1322; J.P. Morgan Securities LLC collect at +1 (212) 834-4533; or Morgan Stanley & Co. LLC toll-free at +1 (866) 718-1649.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the depositary shares or any other security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale would be unlawful.

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ABOUT JACKSON

Jackson® (NYSE: JXN) is committed to helping clarify the complexity of retirement planning—for financial professionals and their clients. Our range of annuity products, financial know-how, history of award-winning service* and streamlined experiences strive to reduce the confusion that complicates retirement planning. We take a balanced, long-term approach to responsibly serving all of our stakeholders, including customers, shareholders, distribution partners, employees, regulators and community partners. We believe by providing clarity for all today, we can help drive better outcomes for tomorrow.

*SQM (Service Quality Measurement Group) Contact Center Awards Program for 2004 and 2006-2022. (To achieve world-class certification, 80% or more of call-center customers surveyed must have rated their experience as very satisfied, the highest rating possible).

Jackson® is the marketing name for Jackson Financial Inc., Jackson National Life Insurance Company® (Home Office: Lansing, Michigan) and Jackson National Life Insurance Company of New York® (Home Office: Purchase, New York).

1 Jackson Financial Inc. is a U.S. holding company and the direct parent of Jackson Holdings LLC (JHLLC). The wholly-owned subsidiaries of JHLLC include Jackson National Life Insurance Company, Brooke Life Insurance Company, PPM America, Inc. and Jackson National Asset Management, LLC.

SAFE HARBOR STATEMENT

The information in this press release contains forward-looking statements about future events and circumstances and their effects upon revenues, expenses and business opportunities. Generally speaking, any statement in this release not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “remain,” “confident” and “commit” or similar expressions. In particular, statements regarding plans, strategies, prospects, targets and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied. Factors that could cause actual results to differ materially from those in the forward-looking statements include those reflected in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and other reports filed with the U.S. Securities and Exchange Commission. Except as required by law, Jackson Financial Inc. does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements.

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Media Contact:

Patrick Rich

patrick.rich@jackson.com

Investor Relations Contact:

Andrew Campbell

andrew.campbell@jackson.com